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NATIONSBANK
NationsBank of Texas, N.A.



                                THIRD AMENDMENT
                                       to
                        FINANCING AND SECURITY AGREEMENT



         This agreement ("Third Amendment") is executed and entered into by and among NATIONSBANK OF TEXAS, N.A. ("Lender"), ULTRAK, INC., A Colorado corporation, DENTAL VISION DIRECT, INC., a Texas corporation, EXXIS TECHNOLOGIES, INC., a Texas corporation, JAK PACIFIC VIDEO WARRANTY AND REPAIR SERVICES, INC., a California corporation, and DIAMOND ELECTRONICS, INC., an Ohio corporation, as follows:



                                  Definitions

         The following definitions shall apply throughout this Third Amendment:

         "CCTV/LPEC Merger Date" means December 31, 1993.

         "Diamond" means Diamond Electronics, Inc., an Ohio corporation.

         "JAK" means JAK Pacific Video Warranty and Repair Services, Inc., a California corporation.

         "Effective Date" means July 18, 1995.

         "Exxis" means Exxis Technologies, Inc., a Texas corporation.

         "Financing and Security Agreement" means the certain Financing and Security Agreement dated effective as of September 24, 1993 among Lender, Ultrak, LPEC, CCTV and DVDI, as may be modified, amended, renewed, extended or restated from time to time.

         "Ultrak Parties" collectively means Ultrak, DVDI, Diamond, JAK and
         Exxis.

Except as provided otherwise herein, terms defined in the Financing and Security Agreement are incorporated herein by reference and shall have the same meanings wherever used herein as are prescribed by the Financing and Security Agreement, as amended by this Third Amendment.

                                    Recitals

         Lender, Ultrak and DVDI are parties to the Financing and Security Agreement.

         Subsequent to execution of the Financing and Security Agreement, CCTV and LPEC were merged into Ultrak.

         It is proposed that each of Diamond, Exxis and JAK become a party to the Financing and Security Agreement as a Borrower, with all rights, benefits and obligations of a Borrower thereunder.

NOW THEREFORE, for valuable consideration, the receipt of which hereby is acknowledged, and in consideration of the mutual agreements and benefits in the premises, the undersigned parties each hereby agrees as follows:

       ARTICLE I. SUPPLEMENTAL AGREEMENTS IN RESPECT OF CCTV/LPEC MERGER

         1.1. The Ultrak Parties represent and warrant to Lender that on the CCTV/LPEC Merger Date, CCTV and LPEC each was merged into Ultrak in a merger transaction in which Ultrak assumed ownership of all properties (including all Collateral), and all liabilities (including all Obligations) of CCTV and LPEC, respectively. Lender consents to such merger (such consent to be deemed effective as of the CCTV/LPEC Merger Date) subject to the terms of this Third Amendment.

         1.2. Contemporaneously upon execution hereof, Ultrak shall deliver to Lender a copy of the Certificate of Merger, or comparable document, certified by the Secretary of State of Colorado and confirming the merger transaction referenced in paragraph 1.1.

         1.3. Ultrak acknowledges that it is directly liable for all Obligations owing by each of CCTV and LPEC, respectively, as of the CCTV/LPEC Merger Date. Ultrak represents that all Collateral previously owned by CCTV and LPEC, respectively, prior to the CCTV/LPEC Merger Date is now owned by Ultrak, subject to Lender's interests under the Financing and Security Agreement. On and after the CCTV/LPEC Merger Date, any and all Loan Documents which at any time have been or are executed in the name of CCTV or LPEC, respectively, shall be deemed to be the act of Ultrak.
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         1.4.    Ultrak agrees to execute such additional documentation in
connection with the foregoing as Lender may reasonably request in order to protect and continue Lender's rights under the Loan Documents.


    ARTICLE II, SUPPLEMENTAL AGREEMENTS IN RESPECT OF DIAMOND, EXXIS AND JAK

         2.1. The Financing and Security Agreement hereby is amended, as of the Effective Date, to add a new paragraph 1.21a immediately following paragraph 1.21, a new paragraph 1.27a immediately following paragraph 1.27, and a new paragraph 1.37a immediately following paragraph 1.37, respectively, each of which shall read in its entirety as follows:

                 "1.21a   "DIAMOND" means Diamond Electronics, Inc., an Ohio
                 corporation, whose chief executive office is located at 1220 Champion Circle, Suite 100, Carrollton, Texas 75006."

                 "1.27a   "EXXIS" means Exxis Technologies, Inc., a Texas
                 corporation, whose chief executive office is located at 1220 Champion Circle, Suite 100, Carrollton, Texas 75006."

                 "1.37a   "JAK" means JAK Pacific Video Warranty and Repair
                 Services, Inc., a California corporation, whose chief executive office is located at 1220 Champion Circle, Suite 100, Carrollton, Texas 75006."

         2.2. Paragraph 1.7 (definition of "Borrower") hereby is amended to read in its entirety as follows:

                 "1.7     "BORROWER" separately and severally means each of
                 Ultrak, DVDI, JAK, Diamond and Exxis, respectively."

         2.3. Paragraph 1.9 (definition of "Borrowers") hereby is amended to read in its entirety as follows:

                 "1.9     "BORROWERS" collectively means all of Ultrak, DVDI,
                 JAK, Diamond and Exxis, collectively together."

         2.4. Contemporaneously upon execution hereof, Diamond, Exxis and JAK each shall deliver to Lender each of the items (pertaining to themselves, respectively) as are itemized by subparagraphs (a) through (n) of paragraph 4.1 of the Financing and Security Agreement.

         2.5. Exhibit 3.4 ("Location of Collateral") to the Financing and Security Agreement hereby is amended and restated, as of the Effective Date, to read in its entirety as shown in Exhibit "A" attached hereto which is incorporated herein by reference. The second sentence of Paragraph 3.4 ("Location of Collateral") of the Financing and Security Agreement hereby is amended and restated as follows:

         "Exhibit 3.4 attached hereto correctly identifies the locations where all Inventory and Equipment will be maintained, and if any such location is a leased location, the name and address of the owner thereof."

         2.6.    Pursuant to paragraph 3.17 of the Financing and Security
Agreement: Each Borrower other than Diamond, Exxis and JAK (i) hereby agrees that the continuing security interest and lien previously granted to Lender by such Borrower under such paragraph 3.17 shall secure all Obligations from time to time owing by each of the other Borrowers, respectively (including without limitation Diamond, Exxis and JAK), and as additional security, hereby grants to Lender a continuing security interest and lien in and to all of its right, title and interest in the Collateral to secure all Obligations from time to time owing by each of the other Borrowers, respectively (including without limitation Diamond, Exxis and JAK) (such grant to be governed by, and entitled to all of the benefits of, the Financing and Security Agreement as provided in such paragraph 3.17), (ii) each Borrower other than Diamond, Exxis and JAK shall execute and deliver for the benefit of Lender guaranty agreements pursuant to which such party shall guarantee to Lender the prompt payment and performance of all Obligations from time to time owing by Diamond, Exxis and JAK respectively (such guaranty agreements to be in form and substance satisfactory to Lender and delivered to Lender contemporaneously upon execution of this Third Amendment) and (iii) each of Diamond, Exxis and JAK, respectively, hereby grants to Lender a continuing security interest and lien in and to all of its right, title and interest in the Collateral to secure all Obligations of each other Borrower from time to time arising on or after the Effective Date, respectively (such grants to be governed by, and entitled to all of the benefits of the Financing and Security Agreement), and each of Diamond, Exxis and JAK, respectively, shall execute and deliver for the benefit of Lender a guaranty agreement pursuant to which such party shall guarantee to Lender the prompt payment and performance of all Obligations of each other Borrower from time to time arising on or after the Effective Date (such guaranty agreements to be in form and substance satisfactory to Lender), provided that it is agreed that (i) such security interest and guaranty agreements shall not secure any Obligations existing and owing as of the close of Lender's business on the Business Day preceding the Effective Date (for this purpose it is agreed that payments applied on or after the Effective Date to Obligations of any Borrower shall be deemed applied first in reduction of Obligations of

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such Borrower existing as of the close of Lender's business on the Business Day preceding the Effective Date). Each Borrower hereby acknowledges that its agreement to the provisions of this paragraph is in consideration of the availability of loans to each of the other Borrowers under the Financing and Security Agreement and is not required by Lender as a condition to the availability of loans or extensions of credit to such Borrower.

         2.7. As of the Effective Date, Exhibit 5.6 ("Share Ownership") of the Financing and Security Agreement hereby is deemed to be amended to read in its entirety as provided in Exhibit "B" attached hereto.

         2.8. Each of Diamond, Exxis and JAK has delivered to Lender its balance sheet, income statement and statement of cash flow as of its fiscal year ending December 31, 1994, and its balance sheet and income statement as of the monthly period ending May 31, 1995. Such financial statements were prepared in accordance with GAAP, and are correct and complete, and fairly present the financial condition of such Borrowers as of such dates and the results of their respective operations for the periods covered thereby. There has been no material adverse change in the business, properties or financial condition of Diamond or Exxis since the dates of the foregoing financial statements, respectively.

         2.9. Diamond, Exxis and JAK each hereby represents and warrants to Lender each of the representations and warranties provided by the following paragraphs of the Financing and Security Agreement, as though separately set forth herein: Paragraphs 3.3, 3.4 (as amended by paragraph 2.5 of this Third Amendment), 3.6 and 3.9, and each of paragraphs 5.1 through 5.5, paragraph 5.6 (as amended by paragraph 2.7 of this Third Amendment), paragraph 5.7 and each of paragraphs 5.9 through 5.20.

         2.10. On and after the Effective Date, each of Diamond, Exxis and JAK shall be deemed to be a party to the Financing and Security Agreement (as supplemented by this Third Amendment) as a Borrower for all purposes, and Diamond, Exxis and JAK each hereby covenants and agrees to perform all obligations of a Borrower thereunder, subject to the terms of this Third Amendment.

                       ARTICLE III. ADDITIONAL AMENDMENTS

         3.1 The Financing and Security Agreement hereby is amended to restate or add, as the case may be, the following definitions in Article 1, as follows:

         "1.00   "ADJUSTED LIBOR RATE" means an interest rate per annum equal to the quotient of (i) the London Interbank Offered Rate, divided by
         (ii) a percentage equal to 100.0% less the Eurodollar Reserve
         Percentage.

         1.14 "COLLATERAL" means collectively all of the foregoing, now owned and hereafter acquired: Receivables, Inventory, Equipment, and all computer programs, applications, discs, software, files and other records pertaining to any Collateral. Collateral also includes all proceeds of any of the foregoing at any time arising, including insurance proceeds."

         "1.18   "CONTRACT TERM" means the period specified in the preamble of this Agreement and continuing through July 31, 1997

         "1.19   "CREDIT LIMIT" means the amount of Seventeen Million Five
         Hundred Thousand and no/100 DOLLARS ($17,500,000.00)."

         "1.24a "EQUIPMENT" means all equipment now owned and hereafter acquired, including without limitation all machinery, furniture and other goods used or bought for use in business and all other property which is properly classified as equipment pursuant to the Code, both now owned and hereafter acquired.

         "1.26a "EURODOLLAR BUSINESS DAY" means any Business Day on which transactions in United States Dollars are conducted in the London interbank market.

         "1.26b "EURODOLLAR RESERVE PERCENTAGE" shall mean the maximum reserve requirement (including without limitation, any basic, supplemental, marginal and emergency reserves) (expressed as a percentage) applicable to member banks of the Federal Reserve System in respect of "Eurocurrency Liabilities" under Regulation D of the Board of Governors of the Federal Reserve System, or such additional, substituted or amended reserve requirement as may be hereafter applicable to member banks of the Federal Reserve System."

         "1.35a "INTEREST PERIOD" means the period commencing on the first effective Eurodollar Business Day of a LIBOR Contract Rate election under paragraph 2.2a and ending one, two, three or six months thereafter, as designated by a Borrower at the time of such election, provided that (i) if any Interest Period would otherwise end on a day which is not a Eurodollar Business Day, then such Interest Period shall be extended to the next succeeding Eurodollar Business Day unless to do so would extend such Interest Period into a subsequent calendar month, in which event such Interest Period shall end on the next

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         preceding Eurodollar Business Day, and (ii) any Interest Period that begins on the last day of a calendar month, or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, shall end on the last Eurodollar Business Day of the last calendar month of such Interest Period, and provided further, that no Interest Period may end on a day which is after the last day of the Contract Term."

         "1.40a "LIBOR CONTRACT RATE" means the Adjusted LIBOR Rate plus two and one-half percent (2.50%) per annum."

         "1.40b "LIBOR RATE OPTION" means any election by a Borrower, in accordance with paragraph 2.2a to have any Tranche bear interest according to the LIBOR Contract Rate."

         "1.40c "LONDON INTERBANK OFFERED RATE" means, with respect to any LIBOR Rate Option for the applicable Interest Period, the rate of interest per annum (rounded upward, if necessary, to the next higher 1/16th of one percent) determined by Lender, in accordance with its customary general practice from time to time, to be the rate at which deposits in immediately available funds in Dollars are or would be offered or quoted by Lender to major banks in the London interbank market, as of approximately 11:00 a.m. London time, or as soon thereafter as practicable, on the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and in an amount equal to the amount of the Tranche to be the subject of such LIBOR Rate Option. If no such offers or quotes are generally available for such amount, then Lender shall be entitled to determine the London Interbank Offered Rate for any such LIBOR Rate Option by estimating in its reasonable judgment the per annum rate (described above) that would be applicable if such quotes or offers were generally available."

         "1.41   "LOAN DOCUMENTS" means this Agreement, each Revolving Note, each Term Note, each Guaranty, the Real Property Collateral Documents and any other documents or agreements executed in connection therewith, and also includes any and all renewals, extensions, modifications or amendments of any of the foregoing."

         "1.49a "PRETAX NET INCOME" for any period means net income for such period prior to accruing for appropriate taxes but otherwise determined as provided by the definition of "Net Income" in paragraph 6.22(b)."

         "1.51a "REAL PROPERTY COLLATERAL" means the certain real property described within Exhibit 1.51a."

         "1.51b "REAL PROPERTY COLLATERAL DOCUMENTS" means the certain [DESCRIBE DEED OF TRUST OR MORTGAGE] Deed of Trust of even date herewith executed by Borrower creating a deed of trust lien in the Real Property Collateral for the benefit of Lender, together with all affidavits, certificates and other documents executed by Borrower in connection therewith.

         "1.59a "TERM FACILITY" means the loan facility established by this Agreement pursuant to Article IIA."

         "1.59b "TERM FACILITY CREDIT LIMIT" means the maximum amount in respect of the Term Facility applicable to each respective Borrower, as follows: (i) $500,000.00 for Ultrak, (ii) $100,000.00 for DVDI,
         (iii) $100,000.00 for Exxis, (iv) $1,800,000.00 for Diamond and (v)
         $0.00 (zero dollars) for JAK.

         "1.59c "TERM FACILITY BORROWING BASE" means (i) with respect to any Borrower other than Diamond, an amount equal to seventy five percent (75.0%) of the forced sale liquidation value of Equipment owned by such Borrower and (ii) with respect to Diamond, an amount equal to the sum of seventy five percent (75.0%) of the forced sale liquidation value of Equipment owned by Diamond plus seventy five percent of the fair market value of the Real Property Collateral. The forced sale liquidation value of Equipment and the fair market value of the Real Property Collateral, for purposes of determining the Term Facility Borrowing Base, shall be as determined by Lender from time to time in its discretion.

         "1.59d "TERM NOTE" shall mean a promissory note executed by a Borrower payable to the order of Lender evidencing loans to such Borrower under the Term Facility, as provided in paragraph 2A.1 and in form satisfactory to Lender, and includes any and all renewals, extensions, amendments or modifications thereof."

         "1.59e "TRANCHE" means any portion of the Revolving Facility the principal amount of which is subject to election of the LIBOR Contract Rate in accordance with paragraph 2.2a."

         3.2 The first sentence of paragraph 1.17 (definition of "Contract Rate") of the Financing and Security Agreement hereby is amended to read as follows:

         "CONTRACT RATE" means, on any day, a floating annual rate of interest calculated on the basis of actual days elapsed but computed as if each year consists of 360 days, equal to



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         the sum of the Prime Rate effective as of the first day of the calendar month in which such day falls plus (i) in the case of the Revolving Facility, one-quarter of one percent (0.25%) and (ii) in the case of the Term Facility, one-quarter of one percent (0.25%)."

         3.3 Paragraph 1.21 (definition of "Eligible Accounts") of the Financing and Security Agreement hereby is amended to add the following, immediately after the existing last sentence thereof:

         "At Lender's discretion, Lender may consider for eligibility accounts owing by account debtors located outside the United States, provided, that the aggregate unpaid amount (in United States dollars) (i) of all such accounts at no time exceeds $200,000.00 and (ii) for all such accounts owing by any single account debtor at no time exceeds $100,000.00, and provided further, that the determination of whether to include any such accounts as Eligible Accounts shall at all times be and remain in Lender's sole discretion."

         3.4     The Financing and Security Agreement hereby is amended to add
Exhibit 1.52a entitled "Real Property Collateral" in the form attached as Exhibit "C" attached hereto.

         3.5 In paragraph 1.4 (definition of "Aggregate Borrowing Base") and paragraph 1.16 (definition of "Company Borrowing Base"), the dollar amount "$5,000,000.00" hereby is amended, in each case, to read "$8,750,000.00".

         3.6 The Financing and Security Agreement is amended to add a new paragraph 2.2a (entitled "LIBOR Option") and a new paragraph 2.2b (entitled "Interest Rate Reduction"), respectively, immediately following paragraph 2.1, each of which shall read in its entirety as follows:

                 "2.2a LIBOR OPTION. Subject to the terms and provisions of this Agreement, and in lieu of the interest rate otherwise applicable under paragraph 2.1, each Borrower shall have the option to elect a rate per annum equal to the lesser of (i) the LIBOR Contract Rate or
         (ii) the Maximum Rate as being applicable to any Tranche during any Interest Period, provided, that any such Tranche shall be in the minimum amount of $1,750,000.00, and no more than four (4) separate Tranches may exist in the aggregate at any one time. Any Borrower may make such election at any time by written notice, in form satisfactory to Lender, delivered to Lender no later than two (2) Eurodollar Business Days prior to the beginning of the Interest Period to which such election shall be applicable, therein stating (i) the Interest Period selected, and the date such Interest Period is to begin, and
         (ii) the principal amount of the Tranche to be subject to such election. Any such written notice of election shall be irrevocable. Accrued interest on the principal amount of each Tranche shall be payable monthly in arrears on the last day of each calendar month and on the last day of the Interest Period applicable to such Tranche.
         If, with respect to any election under this paragraph, Lender determines that deposits in United States Dollars, in applicable amounts, are not being offered to Lender, or other major United States banks of comparable size to Lender, in the London interbank Eurodollar market for the applicable Interest Period, or Lender determines that the LIBOR Contract Rate will not adequately and fairly reflect the cost to Lender of maintaining or funding the applicable portion of the Loans relative to such election for such Interest Period, then at Lender's option, Lender may give notice to Borrowers and thereby suspend the option to elect the LIBOR Contract Rate, pending any subsequent reinstatement in Lender's discretion, and with respect to any such election then applicable to any portion of the Loans, require that such portion either be repaid in full (in which event any amounts otherwise payable in the event of prepayment of a Tranche as provided below shall not be applicable) or converted to bear interest according to the interest rate provided in paragraph 2.1. All unpaid principal, if any, of loans with respect to which no such election is made, as provided herein, shall automatically be deemed to be subject to, and shall accrue interest at, the interest rate as provided by paragraph
         2.1. Except as results from application of proceeds of Receivables as provided by paragraph 3.8, prepayment of a Tranche shall not be permitted without the prior written consent of Lender. Should any prepayment of a Tranche, or any portion thereof, occur (whether as a result of such applications or by consent of Lender, or otherwise), then within fifteen (15) days of Lender's request therefor, Borrowers shall pay to Lender any loss or expense which Lender may incur or sustain as a result of any such prepayment. Lender's statement of the amount of such loss or expense, prepared in reasonable detail by Lender, shall be conclusive and binding for all purposes, absent manifest error or gross negligence, Calculation of such amounts shall be made as though Lender shall have actually funded or committed to fund the relevant Tranche through the purchase of an underlying deposit in an amount equal to the amount of such Tranche and having a maturity comparable to the related Interest Period (provided, however, that it is understood that Lender may fund, or make provision for funding, any Tranche in any manner as Lender may determine in its discretion)."

                 "2.2b    INTEREST RATE REDUCTION.  The interest rate(s)
         otherwise applicable to the Revolving Facility under paragraph 2.2a or paragraph 2.2b, as the case may be, shall be subject to reduction on the conditions, and in specified amounts, as follows:



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

                       CONDITIONS                                                    AMOUNT OF RATE
                                                                                        REDUCTION
            No Event of Default exists, and:

                                                                        Contract Rate                      LIBOR
                                                                                                       Contract Rate

        Tangible Net Worth at December 31, 1995
        equals or exceeds $16,000,000.00 and
                                                                         One-quarter                     One-half
        Pretax Net Income at for fiscal year ending                           of                            of
        December 31, 1995 equals or exceeds                              one percent                    one percent
        $6,000,000.00 and                                                  (0.25%)                        (0.5%)

        Leverage Ratio at December 31, 1995 does not exceed 2.50 to 1.00.



         Once achieved, any such reduction shall be permanent, subject to the other terms and conditions of this Agreement. Compliance with the above conditions shall be measured and determined according to the annual audited financial statements delivered to Lender under paragraph 6.5. Any such reduction shall be deemed effective as of the first day of the calendar month next following the calendar month in which such financial statements are delivered to Lender."

         3.7 Paragraph 2.5 ("Early Termination of Revolving Facility by Borrower") hereby is amended and restated to read in its entirety as follows:

                 "EARLY TERMINATION OF REVOLVING FACILITY. Borrowers acknowledge that termination of the Revolving Facility at any time prior to expiration of the Contract Term would result in the loss by Lender of benefits under this Agreement, and that the damages incurred by Lender as a result of such termination would be difficult and impractical to ascertain. Therefore, in the event of termination of the Revolving Facility at any effective time prior to expiration of the Contract Term, then, for the privilege of any such termination and as a condition to the effectiveness thereof, Borrowers jointly and severally agree to pay to Lender a sum certain, as liquidated damages, equal to the following Applicable Percentage (herein defined) of the Revolving Credit Limit, which amount Borrowers and Lender acknowledge to be the best estimate of the amount necessary to fairly and reasonably compensate Lender for its damages resulting from such termination. As used herein, "Applicable Percentage" means one percent (1.0%), provided, that the Applicable Percentage shall automatically reduce by fifty-five one-thousandths percent (0.055%) beginning on January 18, 1996 and by like amounts on the numerically corresponding day of each subsequent calendar month thereafter. No such payment will be applicable with respect to (i) any reduction under the Revolving Facility which is a result of proceeds received by a Borrower through capital contributions or which does not result in early termination and total repayment of the Revolving Facility, (ii) renewal or refinancing of the Obligations by Lender, (iii) early termination of the Revolving Facility and total payment of the Obligations following any reduction in the advance rate generally applicable for determining the Company Borrowing Base or the Aggregate Borrowing Base (a) in respect of Eligible Accounts to an amount less than eighty percent (80%) or (b) in respect of Eligible Inventory to an amount less than forty-five percent (45%), provided that Borrowers notify Lender in writing of such intended termination within thirty
         (30) days following the effective date of any such reduction, and such termination and total payment are consummated within ninety (90) days after such effective date of reduction or (iv) early termination of the Revolving Facility and total payment of the Obligations following any notification by Lender of suspension of the LIBOR Option as provided by paragraph 2.2a, provided, that Borrowers notify Lender in writing of such intended termination within thirty (30) days following the effective date of any such suspension, and such termination and total payment are consummated within ninety (90) days after such effective date of suspension."

         3.8 A new Article IIA (entitled "Term Loan Facility") hereby is added to the Financing and Security Agreement, immediately following the conclusion of Article II ("Revolving Credit Facility"), which shall read in its entirety as follows:

                          "ARTICLE IIA.  TERM FACILITY

                 2A.1     LOANS.  Subject to and on the terms and conditions
         provided in this Agreement, Lender hereby approves a loan in favor of each Borrower, secured by the Collateral, in an aggregate amount up to the lesser of (i) the Term Facility Borrowing Base applicable to each such Borrower or (ii) the Term Facility Credit Limit applicable to each such Borrower, respectively, provided, that the aggregate principal amount loaned to all Borrowers under the Term Facility shall not at any time exceed Two Million Five Hundred Thousand and no/100 dollars ($2,500,000.00). Each loan to a Borrower under the Term Facility, and all accrued interest thereon, shall be payable as provided in this Agreement



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
         and additionally evidenced by a Term Note executed by such Borrower. Each loan to a Borrower under the Term Facility shall be funded upon request of such Borrower and upon satisfaction of all requirements prescribed by paragraph 4.3 or at such other time as may be determined by mutual agreement.


         2A.2    INTEREST.  The unpaid principal from day to day outstanding under the Term Facility shall bear interest at the lesser of (i) the Contract Rate or (ii) the Maximum Rate, provided, however that, subject to the provisions of paragraph 9.10, in the event that the Contract Rate shall exceed the Maximum Rate at any time and thereafter the Contract Rate shall be less than the Maximum Rate, the rate of interest applicable hereunder shall remain at the Maximum Rate until the aggregate accrued interest to date under the Term Facility equals the amount that would have accrued had the Contract Rate at all times remained in effect. Interest shall be calculated on a 360 day/year basis, subject to the Maximum Rate. All past due principal and all past due accrued interest under the Term Facility shall accrue interest at the Maximum Rate.

                 2A.3     REPAYMENT TERMS AND MATURITY.  Accrued interest under
         the Term Facility shall be paid monthly on the last day of each calendar month during the time any loan thereunder is outstanding. Principal of each loan under the Term Facility shall be payable as follows: (i) equal monthly installments in an amount equal to the amount required to fully amortize the face principal amount of the Term Note evidencing same over the remaining term of a hypothetical amortization period of 120 months commencing on September 1, 1995, such monthly payments to begin on the later of September 1, 1995 or the first day of the calendar month next following the calendar month in which such Term Note is made effective, and continuing on the first day of each calendar month thereafter through and including July 1, 1997, (ii) followed by a final installment of all remaining unpaid principal on the last day of the Contract Term. Subject to Lender's rights under Article VIII, the Term Facility shall terminate and all outstanding principal, unpaid accrued interest and other obligations thereunder shall be due and payable in full on July 31, 1997. To the extent that any accrued interest or principal payment owing by any Borrower under the Term Facility is not paid on its due date as specified above, Lender may at its option (but with no obligation to do so), add the amount thereof to the unpaid principal due by such Borrower under the Revolving Facility, in which event such amount due under the Term Facility will be deemed paid and the aggregate amount thereof shall be treated as a loan to such Borrower under the Revolving Facility.

                 2A.4     MANDATORY INTERIM PRINCIPAL PAYMENTS.  If at any time,
         from time to time, the unpaid principal amount outstanding and owing by a Borrower under the Term Facility exceeds the Term Facility Borrowing Base applicable to such Borrower then, within thirty (30) days following written request or demand by Lender, such Borrower shall make an immediate payment of principal in reduction of its loan under the Term Facility in an amount not less than the amount necessary to eliminate such excess as of the time of such payment.
         All such amounts, if any, payable by such Borrower shall be deemed to be payable on demand (subject to such thirty (30) day period), and Lender shall have the right at any time (after the expiration of such thirty (30) day period) (but no obligation) to charge such amount as a loan to such Borrower under the Revolving Facility, or offset same against any amount owing by Lender to such Borrower, without prior notice. If at any time, from time to time, the aggregate unpaid principal amount outstanding and owing by all Borrowers under the Term Facility exceeds the aggregate amount of $2,500,000.00, Borrowers jointly and severally agree to make an immediate payment of principal under the Term Facility in an amount not less than the amount of such excess, which may be applied by Lender in reduction of the Term Facility in Lender's discretion. All such amounts, if any, shall be deemed to be payable on demand, and Lender shall have the right (but no obligation) to charge such amount as a loan to any Borrower under the Revolving Facility, or offset same against any amount owing by Lender to any Borrower, without prior notice.

                 2A.5     AUTOMATIC MATURITY AND REQUIRED PAYMENT.
         Notwithstanding the foregoing, each loan under the Term Facility shall automatically mature and be due and payable in full, without notice, upon the earlier of (i) expiration of the Contract Term or (ii) any earlier termination of the Revolving Facility, in which event each Borrower agrees to pay all of its Obligations under Term Facility in full.

                 2A.6     PREPAYMENT.  Any Borrower shall have the right at any
         time and from time to time to make prepayments on the principal amount borrowed under the Term Facility, in whole or in part, provided, that
         (i) all partial prepayments shall be applied in such manner as Lender may determine.

                 2A.7     Purpose and Use of Funds.  The Term Facility shall be
         used for the following purpose: Refinancing of existing indebtedness.

         3.9 The first sentence of paragraph 3.6 ("Collateral Reports") is amended to read as follows:

         "At such times and according to such frequency as may be determined by mutual agreement, and at such other times as Lender may request, each Borrower shall execute and deliver to Lender, in form satisfactory to Lender, a collateral report setting forth a certification of Eligible Accounts and Eligible Inventory, and calculation of its Company Borrowing Base, in form prescribed by Lender."

         3.10 The Financing and Security Agreement hereby is amended to add a new paragraph 3.9a (entitled "Real Property Collateral"), immediately following paragraph 3.9, which shall read in its entirety as follows:

         "3.9a   REAL PROPERTY COLLATERAL.  Diamond shall grant a deed of trust lien or mortgage for the benefit of Lender covering the Real Property Collateral, which at all times shall be maintained as a first priority deed of trust lien or mortgage in favor of Lender, securing all of the Obligations, as provided in the Real Property Collateral Documents. Prior to funding under the Term Facility with respect to any Real Property Collateral, Diamond shall provide Lender, at Borrower's expense, with (i) an environmental site assessment, prepared by a credentialed environmental site consultant acceptable to Lender and in form satisfactory to Lender, confirming to Lender the status of compliance with Environmental Requirements with respect to such Real Property Collateral, (ii) a mortgagee's policy of title insurance written by a title insurance company acceptable to Lender and in form satisfactory to Lender, containing no exceptions other than as are acceptable to Lender and (iii) a boundary survey, performed and certified to Lender by a credentialed registered surveyor acceptable to Lender, and in form satisfactory to Lender. As promptly as possible, Lender shall obtain an updated appraisal of the Real Property Collateral, on a valuation basis acceptable to Lender, prepared by a credentialed appraiser acceptable to Lender, and complying with applicable law and in form satisfactory to Lender. Lender may obtain an updated appraisal with respect to the Real Property Collateral at such times as Lender may request in order to comply with applicable law or internal policy requirements. Diamond shall pay all reasonable costs and expenses incurred by Lender in obtaining any and all such updated appraisals."


         3.11 Paragraph 3.10 ("Guaranty") hereby is amended and restated to read in its entirety as follows:

                 "3.10    GUARANTY.  Guarantor shall execute and deliver to
         Lender a guaranty agreement, in form and substance satisfactory to Lender, pursuant to which Guarantor shall guarantee prompt payment and performance when due of all Obligations; provided, that in the event Borrowers meet the conditions for interest rate reduction prescribed by paragraph 2.2b, such guaranty shall be deemed released and discharged, in which event, upon Guarantor's written request and certification to Lender that Borrowers have met such conditions, Lender will execute and deliver to Guarantor a written release of such guaranty."

         3.12 The Financing and Security Agreement hereby is amended to add a new paragraph 4.3 (entitled "Loans Under Term Facility"), immediately following paragraph 4.1, which shall read in its entirety as follows:

                 "4.3     LOANS UNDER TERM FACILITY.  As a condition to each
         loan to a Borrower under the Term Facility, each of the following requirements must be satisfied in Lender's discretion: (a) such Borrower shall be current with respect to the delivery of all items as required under paragraph 4.1, (b) the amount outstanding to such Borrower under the Term Facility, immediately following funding of the amount of loan requested, will not exceed the Term Facility Credit Limit or the Term Facility Borrowing Base applicable to such Borrower, and the aggregate amount outstanding to all Borrowers under the Term Facility shall not exceed $2,500,000.00, (c) Lender shall have received the Real Property Collateral Documents, and the items with respect thereto required by paragraph 3.9a, in form satisfactory to Lender, (d) all representations and warranties contained in Article III and Article V hereof shall be true, correct and complete in all material respects (as determined by Lender in its sole discretion), and (e) no Event of Default shall have occurred and be continuing, or shall result from such loan and no other event or condition which would be the subject of a required notice under paragraph 6.13 shall be in existence. Any request for funding under the Term Facility at a time when any of the foregoing requirements is not satisfied may be declined by Lender without prior notice."

         3.13 Subparagraph (a) of paragraph 6.22 ("Financial Covenants") hereby is amended to add, or modify, the following, as noted:

         (a) Subparagraph (a)1 ("Tangible Net Worth") is amended to add the following, immediately after the last line thereof:

                 "DECEMBER 31, 1995                           $12,000,000.00
                  DECEMBER 31, 1996                           $16,000,000.00"

         (b) Subparagraph (a)2 ("Leverage Ratio") is amended to add the following, immediately after the last line thereof:

                 "December 31, 1995                           2.75 to 1.0
                 December 31, 1996                            2.50 to 1.0
                 All subsequent periods                       2.25 to 1.0"

         (c) Subparagraph (a)3 ("Capital Expenditures") is amended to add the following, immediately after the last line thereof:

                 "Fiscal year ending December 31, 1995        $1,500,000.00
                 Fiscal year ending December 31, 1996         $2,000,000.00
                 Fiscal quarter ending July 31, 1997          $2,000,000.00"

         (d) Subparagraph (a)4 ("Interest Coverage Ratio") is amended to add the following, immediately after the last line thereof:

                 "December 31, 1995                           4.25 to 1.0
                 December 31, 1996                            4.50 to 1.0"

         (e) Subparagraph (a)5 ("Net Income") is amended to add the following, immediately after the last line thereof:

                 "Fiscal year ending December 31, 1995        $3,000,000.00
                 Fiscal year ending December 31, 1996         $4,000,000.00"

         3.14 Subparagraph (h) and subparagraph (i) of paragraph 7.1 ("Event of Default") of the Financing and Security Agreement hereby are amended and restated to read in their entirety, respectively, as follows:

                 "(h)     The filing or commencement of any attachment,
                 sequestration, garnishment, execution or other action against or with respect to any of the Collateral or the Real Property Collateral involving an amount in controversy in excess of $50,000.00;"

                 "(i)     The filing or commencement of any attachment,
                 sequestration, garnishment, execution or other action against or with respect to any Borrower's property not included within the Collateral or the Real Property Collateral if the amount in controversy is excess of $100,000.00 or if the outcome, pendency or effect thereof is reasonably expected to result in or cause a Material Adverse Effect;"

         3.15 Paragraph 9.1 ("Effective Date; Termination") of the Financing and Security Agreement hereby is amended and restated to read in its entirety as follows:

                 "9.1     EFFECTIVE DATE; TERMINATION.  This Agreement shall
         become effective upon acceptance by Lender, as of the effective date specified in the preamble of this Agreement and, subject to all other provisions of the Loan Documents, shall continue in full force and effect through expiration of the Contract Term at which time the Revolving Facility and the Term Facility each shall terminate without further notice. Notwithstanding any termination or notice of termination, the Obligations and all rights and remedies of Lender hereunder with respect thereto, including without limitation all rights and remedies with respect to the Collateral shall remain in full force and effect until the Obligations have been paid in full."

         3.16 The amendments specified in this Article III are in addition to, and shall be deemed to become effective simultaneously with, those specified in Article II.

                              ARTICLE IV. GENERAL

         4.1 In consideration of this Third Amendment and increase of the Credit Limit as provided herein, Borrowers jointly and severally agree to pay to Lender a Credit Limit increase fee in the amount of $12,500.00 [which is calculated by multiplying the sum of (i) the aggregate amount of increase of the Credit Limit hereunder by one-half of one percent (.005%)], which shall be payable upon execution hereof.

         4.2. Contemporaneously upon execution of this Third Amendment, each of the Ultrak Parties shall deliver to Lender: (i) a copy of corporate resolutions (in form satisfactory to Lender) approving this Third Amendment, authorizing the transactions contemplated hereby, and authorizing and directing a named officer or officers to execute and deliver this Third Amendment and any related documents contemplated hereby to be executed by such party, duly adopted by the board of directors, accompanied by the certificate of the corporate secretary, dated as of the Effective Date, that such copy is a true and complete copy of resolutions duly adopted by the board of directors, and that such resolutions have not been amended, modified, or revoked in any respect and are in full force and effect as of the date hereof, (ii) an opinion of counsel in form satisfactory to Lender and (iii) such related documents as Lender may reasonably request in connection with this Third Amendment.

         4.3 Each of the Ultrak Parties represents that, as of the Effective Date, ownership of the Ultrak Parties is as reflected in Exhibit "B" attached hereto, each of the Ultrak Parties is in compliance with all requirements under the Financing and Security Agreement and that no Event of Default exists thereunder.

         4.4 The Ultrak Parties and Lender each represents to the other that all necessary corporate action has been taken to authorize its execution and performance of this Third Amendment.

         4.5 The Loan Documents, supplemented as provided herein, hereby are ratified and confirmed as being and remaining valid and in full force and effect in accordance with their respective terms, as so supplemented. As of the Effective Date, all references in the Loan Documents to the Financing and Security shall mean the Financing and Security Agreement as amended by this Third Amendment.

         4.6 This Third Amendment (i) shall be deemed effective prospectively as of the Effective Date, (ii) contains the entire agreement among the parties and may not be amended or modified except in writing signed by all parties, (iii) shall be governed and construed according to the laws of the State of Texas and (iv) may be executed in any number of counterparts, each of which shall be valid as an original and all of which shall be one and the same agreement. A telecopy of any executed counterpart shall be deemed valid as an original.

         THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         EXECUTED and made effective as of the Effective Date.

                                        ULTRAK, INC.

                                        By: /s/ TIM D. TORNO
                                                Tim D. Torno
                                                Vice President


                                        DENTAL VISION DIRECT, INC.

                                        By: /s/ TIM D. TORNO
                                                Tim D. Torno
                                                Vice President


                                        JAK PACIFIC VIDEO WARRANTY AND REPAIR
                                        SERVICES, INC.

                                        By: /s/ TIM D. TORNO
                                                Tim D. Torno
                                                Vice President


                                        DIAMOND ELECTRONICS, INC.

                                        By: /s/ TIM D. TORNO
                                                Tim D. Torno
                                                Vice President


                                        EXXIS TECHNOLOGIES, INC.

                                        By: /s/ TIM D. TORNO
                                                Tim D. Torno
                                                Vice President


                                        NATIONSBANK OF TEXAS, N.A.

                                        By: /s/ FORREST W. MCCOLLUM
                                                Forrest W. McCollum
                                                Vice President

                              CONSENT BY GUARANTOR

The undersigned hereby consents to the foregoing Third Amendment to Financing and Security Agreement and confirms that the certain Guaranty by Individual dated September 23, 1993 previously executed by the undersigned for the benefit of Lender hereby is amended and restated as evidenced by the certain Amended and Restated Guaranty by Individual of even date herewith executed by the undersigned for the benefit of Lender.

                                        /s/ GEORGE K. BROADY
                                            ---------------------------------
                                            George K. Broady, individually



THE STATE OF TEXAS                )
                                  )
COUNTY OF DALLAS                  )

         BEFORE ME, the undersigned authority, on this day personally appeared Forrest W. McCollum, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of said NATIONSBANK OF TEXAS, N.A., and that he executed the same for the purposes and considerations therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 18th day of July, 1995.

My Commission Expires:
03/14/96

Sherri D. Bender
NOTARY PUBLIC, STATE OF TEXAS



THE STATE OF TEXAS                )
                                  )
COUNTY OF DALLAS                  )

         BEFORE ME, the undersigned authority, on this day personally appeared Tim D. Torno, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of said ULTRAK, INC. and that he executed the same for the purposes and considerations therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 18th day of July, 1995.

My Commission Expires:
03/14/96

Sherri D. Bender
NOTARY PUBLIC, STATE OF TEXAS



THE STATE OF TEXAS                )
                                  )
COUNTY OF DALLAS                  )

         BEFORE ME, the undersigned authority, on this day personally appeared Tim D. Torno, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of said DENTAL VISION DIRECT, INC., and that he executed the same for the purposes and considerations therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 18th day of July, 1995.


MY Commission Expires:
03/14/96

Sherri D. Bender
NOTARY PUBLIC, STATE OF TEXAS

THE STATE OF TEXAS                )
                                  )
COUNTY OF DALLAS                  )


         BEFORE ME, the undersigned authority, on this day personally appeared Tim D. Torno, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of said JAK PACIFIC VIDEO WARRANTY AND REPAIR SERVICES, INC., and that he executed the same for the purposes and considerations therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 18th day of July, 1995.

My Commission Expires:
03/14/96

Sherri D. Bender
NOTARY PUBLIC, STATE OF TEXAS



THE STATE OF TEXAS                )
                                  )
COUNTY OF DALLAS                  )

         BEFORE ME, the undersigned authority, on this day personally appeared Tim D. Torno, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of said DIAMOND ELECTRONICS, INC. and that he executed the same for the purposes and considerations therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 18th day of July, 1995.

My Commission Expires:
03/14/96

Sherri D. Bender
NOTARY PUBLIC, STATE OF TEXAS




THE STATE OF TEXAS                )
                                  )
COUNTY OF DALLAS                  )

         BEFORE ME, the undersigned authority, on this day personally appeared Tim D. Torno, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of said EXXIS TECHNOLOGIES, INC., and that he executed the same for the purposes and considerations therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 18th day of July, 1995.


My Commission Expires:
03/14/96

Sherri D. Bender
NOTARY PUBLIC, STATE OF TEXAS




THE STATE OF TEXAS                )
                                  )
COUNTY OF DALLAS                  )

         BEFORE ME, the undersigned authority, on this day personally appeared GEORGE K. BROADY, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and considerations therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 18th day of July, 1995.


My Commission Expires:
10/1/97

Jeanette Courtright
NOTARY PUBLIC, STATE OF TEXAS

                                  EXHIBIT "A"
                                       to
              THIRD AMENDMENT TO FINANCING AND SECURITY AGREEMENT

                   -------------------------------------------

                                  EXHIBIT 3.4
                        FINANCING AND SECURITY AGREEMENT
                                     among
                           NATIONSBANK OF TEXAS, N.A.
                                 ULTRAK, INC.,
                           DENTAL VISION DIRECT INC.,
                           DIAMOND ELECTRONICS, INC.,
                         EXXIS TECHNOLOGIES, INC., and
              JAK PACIFIC VIDEO WARRANTY AND REPAIR SERVICES, INC.


                            Locations of Collateral

All Inventory and Equipment owned by each Borrower is located at the following locations:


 ADDRESS OF LOCATION                             COUNTY                        OWNED OR LEASED
                                                                        (If leased, name of landlord)

                                              ULTRAK, INC.

 1220 Champion Circle, Suite 100                 Dallas                             Leased
 Carrollton, Texas 75006                                                   Champion Circle/TCEP II
                                                                                Joint Venture

 2400 Industrial Lane                            Boulder                            LEASED
 Broomfield, Colorado 80020                                              Superior Investments I, Inc.

 913 Commerce Drive                           Anne Arundel                          Leased
 Annapolis, Maryland 21401                                                 Annapolis Commerce Park
                                                                             Limited Partnership

 1323 Butterfield Road, Suite 110                DuPage                             Leased
 Downers Grove, Illinois 60515                                            Gottlieb Properties, Inc.

                                       DENTAL VISION DIRECT, INC.

 1220 Champion Circle, Suite 100                 Dallas                             Leased
 Carrollton, Texas 75006                                                   Champion Circle/TCEP II
                                                                                Joint Venture

                                        DIAMOND ELECTRONICS, INC.

 4465 Coonpath Road                             Fairfield                           Owned
 Carroll, Ohio 43112

                                        EXXIS TECHNOLOGIES, INC.

 1220 Champion Circle, Suite 100                 Dallas                             Leased
 Carrollton, Texas 75006                                                   Champion Circle/TCEP II
                                                                                Joint Venture

                         JAK PACIFIC VIDEO WARRANTY AND REPAIR SERVICES, INC.

 2300 Stowe Drive, Suite C                      San Diego                           Leased
 Poway, CA 92064                                                            Poway Industrial Park

                                  EXHIBIT "B"
                                      to
              THIRD AMENDMENT TO FINANCING AND SECURITY AGREEMENT

                   -------------------------------------------

                                  EXHIBIT 5.6
                        FINANCING AND SECURITY AGREEMENT
                                     among
                           NATIONSBANK OF TEXAS, N.A.
                                 ULTRAK, INC.,
                           DENTAL VISION DIRECT INC.,
                           DIAMOND ELECTRONICS, INC.,
                         EXXIS TECHNOLOGIES, INC., and
              JAK PACIFIC VIDEO WARRANTY AND REPAIR SERVICES, INC.



                                Share Ownership

Ownership:

Ultrak, Inc. is publicly owned. Thirty two and 38/100 percent (32.38%) of the Voting Stock of Ultrak, Inc. and one hundred percent (100%) of the convertible preferred stock are owned of record and beneficially by George K. Broady.

One hundred percent (100%) OF the Voting Stock of Diamond Electronics, Inc. is owned of record and beneficially by Ultrak, Inc.

One hundred percent (100%) of the Voting Stock of Dental Vision Direct, Inc. is owned of record and beneficially by Ultrak, Inc.

Eighty percent (80%) of the Voting Stock of JAK Pacific Video Warranty and Repair Services, Inc. is owned of record and beneficially by Ultrak, Inc. The balance of such Voting Stock is owned by Abeer Risheq, an individual.

Stock options, warrants, etc.:

Ultrak, Inc:

         1. Non-qualified Employee Stock Option Plan - up to 833,334 shares of no par common stock at varying exercise prices.

         2. Convertible Preferred Stock - convertible into 406,981 shares of no par common stock.

         3. Petrus Warrants - pursuant to the 1992 loan agreement, as amended, 200,000 warrants issued to the Petrus Fund, Ltd., convertible into 200,000 shares of no par common stock

                                  EXHIBIT "C"
                                       to
              THIRD AMENDMENT TO FINANCING AND SECURITY AGREEMENT

                   -------------------------------------------

                                 EXHIBIT 1.51a
                        FINANCING AND SECURITY AGREEMENT
                                     among
                           NATIONSBANK OF TEXAS, N.A.
                                 ULTRAK, INC.,
                           DENTAL VISION DIRECT INC.,
                           DIAMOND ELECTRONICS, INC.,
                         EXXIS TECHNOLOGIES, INC., and
              JAK PACIFIC VIDEO WARRANTY AND REPAIR SERVICES, INC.

                          Real Property Collateral.

                                  EXHIBIT "A"

                                    The Land

Parcel I: Situated in the State of Ohio, County of Fairfield, in the Township of Greenfield:

         Being Lot Number Two (2), in AMENDED PLAT OF GREENFIELD CROSSROADS, as the same is numbered and delineated upon the recorded Plat thereof, of record in Plat Book 11, Page 4, Recorder's Office, Fairfield County, Ohio.


Parcel II: Situated in the State of Ohio, County of Fairfield, in the Township
           of Greenfield:

         Being Lot Number Five (5), in AMENDED PLAT OF GREENFIELD CROSSROADS, as the same is numbered and delineated upon the recorded Plat thereof, of record in Plat Book II, Page 4, Recorder's Office, Fairfield County, Ohio.


Parcel III:

         Easement from the County Commissioners of Fairfield County, Ohio, to Arvin Industries, Inc., dated June 24, 1974, received for record June 26, 1974, at 1:50 a.m., and recorded in Volume 439, Page 240, records of Deeds, Fairfield County, Ohio.